Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mercantile Bank of Michigan 401(k) Plan

Grand Rapids, MI

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-170026, 333-117763, and 333-152254) of Mercantile Bank of Michigan’s 401(k) Plan of our report dated June 26, 2020, relating to the financial statements and supplemental schedule of Mercantile Bank of Michigan’s 401(k) Plan which appears in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

BDO USA, LLP

Grand Rapids, MI

June 26, 2020